UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2003

DOGS INTERNATIONAL

(Exact name of registrant as specified in charter)

Nevada                                                    333-84568                                              90-0006843

(State of other jurisdiction of                                                             (Commission                                                                                    (I.R.S. Employer

incorporation or organization)                                                            File Number)                                                                        Identification Number)

408 South Daytona

Flagler Beach, FL                                                                                                            32136

(Address of Principal Executive Office)                                                                                                                                                                (Zip Code)

(386) 439-4006

(Registrant's Executive Office Telephone Number)

Note: This Form 8-K/A is being filed to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2003. The Registrant is amending the report to amend the typographical error made to the amount of Series A Convertible Preferred Stock issued to Ms. Rosemary Williams.

ITEM 5. OTHER EVENTS

Preferred Stock Issuance

        On July 22, 2003, the Registrant issued 28,334 shares of its Series A Convertible Preferred Stock ("A Preferred") to Ms. Rosemary Williams, the current president and chairman of the Registrant.

        The issuance of the shares was a result of the receipt of the appraisal of the Bed & Biscuit InnTM facility in Flagler Beach, Florida purchased by the Registrant on May 7, 2003. The Registrant was required to issue shares of A Preferred based on this final appraisal.

        On July 18, 2003, the Registrant received the final appraisal on the property, which valued the real property, excluding any personal property purchased in the original acquisition, at $396,700. Since the appraised value was lower than the minimum value of $500,000 agreed upon between the Registrant and the seller of the property, Rosemary Williams, the minimum value was used to compute the number of shares of A Preferred to be issued to Ms. Williams. The formula used to determine how many shares of A Preferred to be issued was as follows:

APP.V - (AL + N) / 6 = PS

Where:   APP.V is the $500,000 minimum value of the property;

              AL is the Assumed Loan of $130,000;

              N is the Note payable to Ms. Williams in the amount of

              $200,000; and

              PS is the number of Series A Preferred shares to be issued.

500,000 - (130,000 + 200,000) / 6 = PS

500,000 - 330,000 / 6 = PS

170,000 / 6 = PS

28,333.33 = PS

        Using the formula above resulted in the issuance of the 28,334 Series A Preferred shares to Ms. Williams (partial shares are rounded up to the next whole share).

        The rights and preferences of the preferred stock are set forth in Exhibit "D" of the Acquisition Contract filed in the Form 8-K filed on April 9, 2003.

New Executive Office

        Effective July 1, 2003, the Registrant executed a one year lease for new office space located at 408 S. Daytona, Flagler Beach, Florida 32136. The office space is approximately 2,000 sq.ft. and monthly payments are $1200. A copy of the lease is attached hereto as an Exhibit.

        Rosemary Williams, president and chairman of the Registrant, owns the building that the office space is located in. The Registrant evaluated pricing on other available office space in Flagler Beach and found that the price per square foot being paid to Ms. Williams is very competitive.

ITEM 7. FINANCIAL STATEMENTS

        Historical financial statements for the Bed & Biscuit InnTM facility in Flagler Beach, Florida were due to be filed by amendment to the Form 8-K filed on May 22, 2003, however, due to the timing of the appraisal and other factors beyond the control of the Registrant audited financial statements for the Bed & Biscuit InnTM facility are not available at this time. The Registrant shall file the financial statements by amendment to the Form 8-K filed on May 22, 2003 as soon as they are available.

Exhibits

10 Commercial Office Lease dated July 1, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                DOGS INTERNATIONAL

                                                                                By:/S/Rosemary Williams

                                                                                      Rosemary Williams, President

Date: July 29, 2003